[W&C Draft January 18, 2000]
         As filed with the Securities and Exchange Commission on , 2000
                              Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                            THE B.F.GOODRICH COMPANY

             (Exact Name of Registrant as Specified in Its Charter)
 New York                                                 34-0252680
 State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)
                                3 Coliseum Centre
                              2550 West Tyvola Road
                         Charlotte, North Carolina 28217
                                 (704) 423-7000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                  -------------
                                KENNETH L. WAGNER
                            The B.F.Goodrich Company
                                3 Coliseum Centre
                              2550 West Tyvola Road
                               Charlotte, NC 28217
                                 (704) 423-7000
                     (Name, Address, Including Zip Code, and
          Telephone Number, Including Area Code, of Agent For Service)
                                  -------------
                                    Copy to:
                               Maureen S. Brundage
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200
                                  -------------
        Approximate date of commencement of proposed sale to the public:
     From time to time after thisRegistration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /_/
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ _________________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/


                                 -------------


                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                      Amount      Proposed  Maximum             Proposed  Maximum             Amount of
Title  of each  class of              To Be       Aggregate Price Per           Aggregate Offering            Registration
securities  to  be registered      Registered(1)       Unit(2)                      Price(1)(2)               Fee registered

Common Stock (3).............
Series  Preferred Stock(4)...
Debt Securities (5)..........
Total........................      $500,000,000        100%                          $500,000,000                 $132,000
====================================================================================================================================


(1) Or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies, or if debt securities are issued at original issue discount, such higher principal amount as shall result in an aggregate initial public offering price of $500,000,000 at the time of initial offering. In no event will the aggregate offering price of all securities issued from time to time under this registration statement exceed U.S.$500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(2)  Estimated solely for the purpose of determining the registration fee.
(3) Subject to note (1) above, The B.F.Goodrich Company ("BFGoodrich") is registering hereunder an indeterminate number of shares of its common stock which may be issued from time to time at indeterminate prices, including shares issuable upon conversion of (i) debt securities that are convertible into common stock or (ii) series preferred stock that is convertible into common stock. Each share of common stock will carry one junior preferred share purchase right.
(4) Subject to note (1) above, BFGoodrich is registering hereunder an indeterminate number of shares of its series preferred stock which may be issued from time to time at indeterminate prices. Such shares of series preferred stock may be convertible into shares of common stock of BFGoodrich.
(5) Subject to note (1) above, BFGoodrich is registering hereunder an indeterminate principal amount of its debt securities which may be issued from time to time at indeterminate prices. Such debt securities may be convertible into shares of common stock of BFGoodrich.

                                  -------------
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


THE B.F.GOODRICH COMPANY
3 Coliseum Centre
2550 West Tyvola Road
Charlotte, North Carolina  28217
(704) 423-7000


   BFGoodrich may offer by this prospectus the following securities for sale:

                              o Common Stock

                              o Series Preferred Stock

                              o Debt Securities




--------------------------------------------------------------------------------

       We will provide specified terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

--------------------------------------------------------------------------------


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated       , 2000

                                TABLE OF CONTENTS


                                                                            Page

About This Prospectus.........................................                5
Where You Can Find More Information...........................                5
Forward-Looking Statements....................................                5
Risk Factors..................................................                6
The Company...................................................                6
Use of Proceeds...............................................                8
Ratio of Earnings to Fixed Charges............................                8
Description of Capital Stock..................................                8
Description of Series Preferred Stock.........................               11
Description of Debt Securities................................               13
Plan of Distribution..........................................               19
Legal Opinions................................................               20
Experts.......................................................               20

                              About This Prospectus

     This prospectus is part of a registration statement that we, The B.F.Goodrich Company, filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered. Each prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" directly below. In addition, a number of the documents and agreements that we refer to or summarize in this prospectus, like our certificate of incorporation, have been filed with the SEC as exhibits to the registration statement. Before you invest in any of our securities, you should read the relevant documents and agreements.

                       Where You Can Find More Information

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Our common stock is listed on the New York Stock Exchange. You can obtain information about us from the Exchange at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" in this prospectus the information in documents filed with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we, or our agents, sell all of the securities that may be offered by this prospectus:

     o Our Annual Report on Form 10-K for the year ended December 31, 1998. The financial statements included in this Form 10-K have been superseded by the financial statements included in our Current Report on Form 8-K filed December 17, 1999, which reflect our recent merger with Coltec Industries Inc.

     o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999. Please note that the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 have not been restated to reflect the Coltec merger.

     o Our Current Reports on Form 8-K filed February 19, 1999, February 25, 1999, April 12, 1999, April 20, 1999, May 4, 1999, July 9, 1999, July
          12, 1999 (as amended on September 24, 1999), October 29, 1999 and December 17, 1999.

     o Our Registration Statements on Form 8-A filed on July 27, 1987 (description of our Common Stock) and June 19, 1997 (description of our Junior Preferred Stock).

     You may request a copy of these documents at no cost to you, by writing or telephoning us at the following address:

                            The B.F.Goodrich Company
                                3 Coliseum Centre
                              2550 West Tyvola Road
                         Charlotte, North Carolina 28217
                         Attention: Assistant Secretary
                                 (704) 423-7000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                           Forward-Looking Statements

     We believe that some of the information presented in or incorporated by reference in this prospectus constitutes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements involve risk and uncertainty. Our actual results may be materially different from those included in the forward-looking statements. Forward-looking statements typically are identified by words or phrases such as "believe", "expect", "anticipate", "intend", "estimate", "are likely to be" and similar expressions. These forward-looking statements are based on management's assumptions, expectations and projections about us and the industries in which we operate. Our Annual Report on Form 10-K for the year ended December 31, 1998, our Current Report on Form 8-K filed December 17, 1999 and other reports filed with the SEC explain the nature of a number of these forward-looking statements as well as some of the things that could cause our actual results to differ materially from what we are expecting. You should read that explanation before investing in our securities. In addition, this prospectus and the documents incorporated into it describe a number of factors which could cause our actual results, or the actual results of one or more of our three principal business segments (Aerospace, Engineered Industrial Products and Performance Materials) to differ materially from our expectations.

                                  Risk Factors

     The prospectus supplement for each type or series of securities we offer will contain a discussion of risks applicable to an investment in us and to the particular type or series of securities that we are offering under that supplement. Before making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in the registration statement of which this prospectus is a part.

                                   The Company

     We manufacture and supply a wide variety of systems and component parts for the aerospace industry and provide maintenance, repair and overhaul services on commercial, regional, business and general aviation aircraft. We also manufacture specialty plastics and specialty additives products for a variety of end-user applications. In addition, we manufacture a variety of highly-engineered industrial products. In 1998, we had sales of $5.5 billion, and in the first nine months of 1999, we had sales of $4.2 billion. We are organized into three principal business segments: Aerospace, Performance Materials and Engineered Industrial Products. We maintain patent and technical assistance agreements, licenses and trademarks on our products, process technologies and expertise in most of the countries in which we operate.

     On July 12, 1999, we merged with Coltec, a producer of aerospace and industrial products. We exchanged each share of Coltec common stock for 0.56 shares of our common stock. Coltec is now a direct wholly-owned subsidiary of BFGoodrich. The merger has been accounted for as a pooling of interests, which means that we will treat BFGoodrich and Coltec as if they always had been one company for accounting and financial reporting purposes. Our Current Report on Form 8-K filed December 17, 1999 includes our consolidated financial statements at December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which have been restated to reflect the Coltec merger.

Aerospace

     Our Aerospace segment is conducted through four major business groups.

o    Our  Aerostructures  group  primarily  designs,   develops  and  integrates
     aircraft engine nacelle and pylon systems and provides support services.

o Our Landing Systems group manufactures aircraft landing gear; aircraft wheels and brakes; high-temperature composites; flight attendant and cockpit seats; and aircraft evacuation slides and rafts. These products are used by commercial, military, regional, business and general aviation customers, and in space programs.

o Our Sensors and Integrated Systems group manufactures sensors and sensor-based systems; fuel measurement and management systems; electromechanical actuators; aircraft windshield wiper systems; health and usage management systems; electronic test equipment; ice protection systems; specialty heated products; collision warning systems; weather detection systems; standby altitude indicators; aircraft lighting components; turbine blades; and polymer and composite products. These products are used by commercial, military, regional, business and general aviation customers, and in aircraft engine and space programs.

o Our Maintenance, Repair and Overhaul group provides maintenance, repair and overhaul of commercial airframes, components, wheels and brakes, landing gear, instruments and avionics for commercial, regional, business and general aviation customers.

Performance Materials

     Our Performance Materials segment is conducted through three major business groups.

o Our Textile and Industrial Coatings group manufactures acrylic textile coatings and industrial formulations of Carbopol(R) polymers for textile printing. This group also manufactures durable press resins, dyes and softeners, as well as paper saturants and coatings in wood, metal and other surface finishing products and in graphic arts applications.

o Our Consumer Specialties group manufactures thickening, suspension and emulsion polymers for personal care products and for household and pharmaceutical applications.

o Our Polymer Additives & Specialty Plastics group manufactures thermoplastic polyurethane and alloys, high-heat-resistant and low-combustibility plastics, static-dissipating polymers, reaction-injection molding resins, and antioxidants for rubber, plastic and lubricants applications. We market and sell these products to manufacturers for film and sheet applications, wire and cable jacketing, and magnetic media. Specialty plastics are also used in the manufacture of automotive products, recreational vehicles and products, agricultural equipment, industrial equipment, tire and rubber goods, plumbing and industrial pipe, fire sprinkler systems and building material components.

Engineered Industrial Products

     Our Engineered Industrial Products segment manufactures a variety of highly-engineered industrial products, including:

o Industrial seals, gaskets, packing products, self-lubricating bearings, oil seals and hubodometers.

o Spray nozzles, which are used in agricultural, home heating and industrial applications.

o Diesel, gas and dual-fuel engines, which are used in marine, locomotive and stationary power applications.

o    Air compressors and tooling, which are used in industrial applications.

                                 Use of Proceeds

     Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities that we offer for sale for general corporate purposes.

                       Ratio of Earnings to Fixed Charges

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:



   Nine months                Twelve Months ended December 31,
     ended
----------------------        --------------------------------------------------

   September 30,       1998      1997      1996      1995       1994
   ------------        ----      ----      ----      ----       ----
       1999
       ----

       2.61x           4.14x     3.01x     2.30x     1.92x      1.78x


     For these ratios, "earnings" consists of income from continuing operations before

     o    income taxes,

     o fixed charges (excluding capitalized interest and distributions on trust preferred securities),

     o    amortization of previously capitalized interest, and

     o undistributed earnings (losses) of affiliated companies which are accounted for on the equity method.

     For these ratios, "fixed charges" consist of

     o interest on all indebtedness (including capitalized interest and interest costs on company-owned life insurance policies),

     o    amortization of debt discount or premium,

     o    an interest factor attributable to rentals, and

     o    distributions on trust preferred securities.

     There were no shares of preferred stock outstanding during any of the periods indicated and therefore the ratio of earnings to fixed charges and preferred stock dividends would have been the same as the ratio of earnings to fixed charges for each period indicated.

                          Description of Capital Stock

     We have summarized below provisions of our certificate of incorporation and our stockholder rights agreement. This summary does not contain all of the provisions that you may want to consider as an investor in our securities. You may wish to review our certificate of incorporation and stockholders rights agreement. We have filed copies of our certificate of incorporation and stockholder rights agreement with the SEC.

     As of September 30, 1999, we had 210,000,000 shares of authorized capital stock. Those shares consisted of:

     o 200,000,000 shares of common stock, $5.00 par value, of which 111,972,258 shares were outstanding (excluding 14,000,000 shares held by a wholly owned subsidiary); and

     o 10,000,000 shares of series preferred stock, none of which were outstanding. We may issue the series preferred stock from time to time in one or more series.

Common Stock

     Listing

     Our common stock is listed on the New York Stock Exchange under the symbol "GR".

     Dividends

     The owners of common stock may receive dividends when declared by our board of directors. Subject to the terms of any outstanding series preferred stock, owners of common stock may not receive dividends until we have satisfied our obligations to any holders of our series preferred stock.

     Voting Rights

     Each share of common stock is entitled to one vote in the election of directors and other matters. There is no cumulative voting.

         By-Laws

     Our board of directors may adopt, amend or repeal our by-laws subject to New York law and our certificate of incorporation. The board's power to change our by-laws is also subject to the power of stockholders to do the same.

     Liquidation Rights

     If we liquidate, dissolve or wind-up our business, whether voluntarily or not, common stockholders will share equally in the distribution of all assets remaining after we pay creditors and preferred stockholders.

     Redemption

     Our common stock is not redeemable or convertible.

     Anti-Takeover Provisions

     Our certificate of incorporation and our stockholder rights plan may make it more difficult for certain corporations, entities or persons to acquire control of us or to remove management.

     Approval of Certain Mergers, Consolidations, Sales and Leases. Our certificate of incorporation requires us to get the approval of 80% of our stockholders who are entitled to vote in elections of directors before we may enter into various transactions with related parties, including the following:

     o a merger or consolidation between us and another individual, corporation, firm or other entity that holds, or will hold after giving effect to the merger or consolidation, 20% or more of our outstanding shares;

     o the sale, lease, exchange, mortgage, pledge, transfer or other disposition of any of our assets or our securities worth more than $25 million to another individual, corporation, firm or other entity that holds 20% or more of our outstanding shares;

     o the adoption of any plan or proposal to liquidate or dissolve us proposed by another individual, corporation, firm or other entity that holds 20% or more of our outstanding shares;

     o any reclassification of our securities or recapitalization of us or any merger or consolidation of us with any of our subsidiaries or any other transaction that increases the proportionate share of any class of our shares held by another individual, corporation, firm or other entity who holds 20% or more of our outstanding shares.

     However, this requirement does not apply to any transaction if:

     o a majority of the members of the board of directors who are not affiliated with another individual, corporation, firm or other entity which holds 20% or more of our outstanding shares and who were members before that other individual, corporation, firm or other entity became a holder of 20% or more of our outstanding shares approved the transaction; or

     o    certain price and procedure requirements are met as follows:

          o Price. The per-share aggregate amount of cash or the value of any non-cash consideration to be received by holders of our common or preferred stock must exceed:

               o the highest per share price paid by the individual, corporation, firm or other entity that owns 20% or more of our outstanding shares to acquire any of those shares within a specified time period;

               o    the highest closing price of such stock on specified  dates;
                    and

               o in the case of holders of preferred stock, the highest preferential amount to which those holders are entitled in the event of our liquidation or dissolution.

          o    Procedure.   Holders  of  our  shares   must   receive   cash  or
               consideration in the same form and in the same relative proportion as previously paid by the individual, corporation, firm or other entity that owns 20% or more of our outstanding shares to acquire such shares. Except as recommended by a majority of disinterested directors, we must have declared and paid the full quarterly dividends on our common and preferred stock at the regular date and at the annual rate. We must have increased the dividends paid on the common stock as necessary to reflect any reclassification, recapitalization or other similar transaction, and the individual, corporation, firm or other entity that owns 20% or more of our outstanding shares must not have received any loans or other financial assistance from us. We must mail a proxy statement describing the proposed transaction to all our shareholders 30 days prior to the completion of the transaction.

     These anti-takeover provisions may only be altered or repealed with the approval of 80% of our stockholders.

     Stockholder Rights Plan. Each outstanding share of our common stock carries with it one junior preferred share purchase right. The terms of the rights are explained in a rights agreement, dated as of June 2, 1997, between us and The Bank of New York, as rights agent.

     Under the rights agreement, a distribution date is the earlier of

     o ten business days after the date of a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire or the right to vote, 20% or more of our outstanding common stock; or

     o ten business days after the date of the commencement of, or of the first public announcement of the intention to commence, a tender or exchange offer that would result in a person or entity owning 20% or more of our outstanding common stock, other than by us, any of our subsidiaries or any our employee benefit plans or any entity holding our common stock pursuant to such a plan.

     Before a distribution date, the rights are transferred automatically with the transfer of any outstanding common stock certificates. On a distribution date, the rights will separate from the common stock. Under most circumstances, as soon as possible after a distribution date, we will send each record holder a right certificate evidencing one right per share of common stock. Each right allows the registered holder to purchase directly from us one one-thousandth of a share of our junior preferred stock. The purchase price for each fraction is $200, subject to adjustment. The terms of the junior preferred stock are described under "Description Of Series Preferred Stock--Junior Preferred Stock" beginning on page 12.

     The rights will expire at the close of business on August 2, 2007, or earlier, if

     o    we redeem them; or

     o we exchange them for our common shares at an exchange rate of one common share per right, subject to adjustment.

     Each share of junior preferred stock carries voting and dividend rights that are intended to be equivalent to one thousand shares of common stock. These rights would be subject to adjustment

     o in the event of stock dividends, subdivisions and combinations with respect to our common stock;

     o upon the grant to holders of our junior preferred stock of the right to purchase either junior preferred stock at a price below the current market price of the junior preferred stock or securities convertible into junior preferred stock with a conversion price below the current market price of the junior preferred stock; or

     o upon the distribution to holders of our junior preferred stock of evidence of indebtedness, assets, subscription rights or warrants.

     Under the rights agreement, we may pay cash instead of issuing certificates for fractions of shares of our junior preferred stock, other than fractions which are integral multiples of one one-thousandth of a share.

     In the event that:

     o we are acquired in a merger or other business combination transaction or

     o    50% or more of our consolidated assets or earning power are sold at any time after a person or group has acquired 20% or more of our outstanding common stock, arrangements will be made so that each holder of a right will have the right to receive, upon exercise at the then current exercise price of the right, that number of shares of common stock of the acquiring company that at the time of that transaction will have a market value of two times the exercise price of the right.

     If any person or group of affiliated or associated persons has acquired 20% or more of our outstanding common stock, arrangements must be made so that each holder of a right, other than rights beneficially owned by any person who has acquired 20% or more of our outstanding common stock which will be void, will have the right to receive upon exercise that number of shares of our common stock having a market value of two times the exercise price of the right.

     At any time after any person or group has acquired 20% or more of our outstanding common stock and prior to the acquisition by that person or group of 50% or more of our outstanding common stock, our board of directors may exchange the rights, other than rights owned by that person or group which will have become void, in whole or in part, at an exchange ratio of one share of our common stock per right, or one one-thousandth of a share of junior preferred stock per right, subject to adjustment.

     Under certain circumstances as specified in the rights agreement, all rights that are or were owned by any person or entity who acquired 20% or more of the common stock will be null and void.

     The purchase price payable and the number of fractions of our junior preferred stock or other securities or property issuable upon exercise of the rights is subject to adjustment to prevent dilution as a result of events described in the rights agreement.

     Until a right is exercised, the holder of a right has no rights as a stockholder. At any time until the date that a person or group of affiliated persons or group of affiliated persons, has acquired or obtained the right to acquire or the right to vote 20% or more of our outstanding common stock, we have the option to redeem the rights in whole, but not in part, at a price of $0.01 per right, subject to adjustment.

     Before the time when any entity acquires 20% or more of our outstanding common stock, we may supplement or amend the rights agreement without the approval of any holder of rights certificates. From and after the time when any entity acquires 20% or more of our outstanding common stock, we may not amend the rights agreement in any manner that would adversely affect the interests of the holders of the rights.

     The rights have certain anti-takeover effects. The rights will cause substantial dilution of ownership interests to a person or group that attempts to acquire us without conditioning the offer on the rights being redeemed or a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by our board of directors because the rights are either redeemable or are not exercisable or do not go into effect under those circumstances.

                      Description of Series Preferred Stock

     We have summarized below provisions of our certificate of incorporation relating to our series preferred stock. The summary does not contain all of the provisions that you may want to consider as an investor in our series preferred stock. You may wish to review our certificate of incorporation. We have filed a copy of our certificate of incorporation with the SEC.

General

     Our certificate of incorporation authorizes us to issue 10,000,000 shares of preferred stock in one or more series. Our board of directors has the power to fix various terms for each series of preferred stock, including the following:

     o    the number of shares to be issued in a particular series;

     o the dividend rate on the shares of that series, including whether those dividends will be cumulative;

     o whether the shares of that series will be redeemable, and if they are, the circumstances under which they will be redeemable;

     o whether those shares will be convertible into or exchangeable for other securities, and if so, the circumstances under which they may be converted or exchanged;

     o    the amount payable on those shares if we should liquidate or dissolve;

     o the circumstances, if any, under which a holder of those shares may vote; and

     o any other terms as long as they do not violate our certificate of incorporation or any resolution of our board of directors.

     The particular terms of any series of preferred stock that we may offer will be described in a prospectus supplement.

Junior Preferred Stock

General

     Currently, our only authorized series of preferred stock is the Junior Participating Preferred Stock, Series F, which we refer to as the junior preferred stock. The junior preferred stock is issuable upon the exercise of the rights issued under our rights agreement as described under "Description Of Capital Stock--Rights Agreement." Under the rights agreement and our certificate of incorporation, we may issue up to 100,000 shares of junior preferred stock.

Dividend Rights

     Each share of junior preferred stock has a preferential quarterly dividend payable on the first day of January, April, July and October of each year. Each payment will be 1,000 times the dividend declared on each share of common stock, but in no event less than $10.00.

Voting Rights

     Each share of junior preferred stock will have 1,000 votes on all matters submitted to a vote of our stockholders. These voting rights are subject to adjustment as provided in the certificate of designation for the junior preferred stock. Generally, the holders of junior preferred stock and the holders of common stock will vote together as one class unless the certificate of designation for the junior preferred stock, the certificate of incorporation or applicable law states differently.

Liquidation Rights

     In the event of a voluntary or involuntary liquidation, dissolution or winding-up of our business, the holders of junior preferred stock will receive a preferred liquidation payment equal to the greater of:

     o $1,000 per share plus accrued dividends to the date of payment, whether or not declared; or

     o 1,000 times the aggregate payment made with respect to each share of common stock.

Effect of Mergers, Consolidations, Sales and Leases

     If we merge, consolidate, combine or enter into other transactions in which our common stock is exchanged for or changed into other stock or security, cash or any other property, each share of junior preferred stock will be similarly exchanged for or changed into an amount equal to 1,000 times the aggregate amount and type of consideration received for each share of common stock.

Ranking of Junior Preferred Stock

     The shares of junior preferred stock rank junior to all series of preferred stock that we may issue in the future and senior to our common stock as to the payment of dividends and the distribution of assets.

Certain Restrictions

     Unless we have paid all dividends and distributions, whether or not declared, on any outstanding junior preferred stock, we may not:

     o declare or pay dividends on, make any other distributions on any shares of stock ranking junior to the junior preferred stock;

     o declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity with the junior preferred stock, except dividends paid ratably on the junior preferred stock;

     o redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior to the junior preferred stock, provided that we may at any time redeem, purchase or otherwise acquire any junior stock in exchange for shares of any of our stock ranking junior to the junior preferred stock; or

     o redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity with the junior preferred stock, provided that we may at any time redeem, purchase or otherwise acquire shares of any parity stock in exchange for shares of any stock of our ranking junior to the junior preferred stock.

     We will not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of our stock unless we could, under the preceding sentence, purchase or otherwise acquire those shares at that time and in that manner.

Reacquired Shares

     If we purchase or otherwise acquire any shares of junior preferred stock, we will promptly retire and cancel them. When we cancel them, they will be authorized but unissued shares that we may reissue as part of a new series of preferred stock.

Redemption

     We may not redeem the junior preferred stock.

                         Description of Debt Securities

     We will issue the debt securities under an indenture between us and Harris Trust and Savings Bank, as trustee, dated as of May 1, 1991.

     We have summarized below selected provisions of the indenture and the Trust Indenture Act of 1939. The summary does not contain all of the provisions that you may want to consider as an investor in our debt securities. You may wish to review the indenture. We have filed a copy of the indenture with the SEC, and the summary below includes references to the relevant sections of the indenture so that you can easily locate them.

General

     We may offer debt securities by this prospectus. The indenture does not limit the amount of debt securities that we may issue. Unless we state otherwise in a prospectus supplement, the indenture does not limit the amount of other debt that we can issue.

     The indenture allows us to issue debt securities in one or more series. The prospectus supplement for a series of debt securities being offered will include specific terms of the debt securities. These terms will include some or all of the following:

     o    the title of the debt securities;

     o the total principal amount and the permitted denominations of the debt securities;

     o    the price of the debt securities;

     o the currency or currencies in which the principal of and any interest on the debt securities will be payable;

     o the dates on which principal and interest on the debt securities will be payable;

     o the interest rate, if any, for the debt securities or the method that will be used to determine the interest rate;

     o    the places where principal and interest will be payable;

     o    any mandatory or optional repayment or redemption provisions; and

     o    any other terms of the debt securities.

     We are permitted under the indenture to issue debt securities of a single series at various times, with different maturity dates and redemption and repayment provisions, if any, and different interest rates. (Section 2.5) We will specify in the applicable prospectus supplement the persons to whom and the manner in which any interest will be payable.

     The debt securities will be unsecured, unsubordinated indebtedness of BFGoodrich. The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness.

     The debt securities will be issued in the denominations set forth in the applicable prospectus supplement. The trustee will maintain a register of the names of the holders of the debt securities. We will maintain an office or agency where the debt securities may be presented for payment and may be transferred or exchanged. (Section 3.2) We will not make any service charges for any transfer or exchange of the debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable on the debt securities. (Section 2.10)

     We may sell debt securities at a substantial discount below their stated principal amount, and we may provide for the payment of no interest or interest at a rate which at the time of issuance is below market rates. We will describe the U.S. federal income tax consequences and other special considerations applicable to any discounted debt securities in the prospectus supplement relating to the discounted debt securities.

Book-Entry Procedures

     We may issue debt securities in the form of one or more global certificates registered in the name of a depositary or a nominee of a depositary. Unless we state otherwise in the applicable prospectus supplement, the depositary will be The Depository Trust Company. The Depository Trust Company has informed us that its nominee will be Cede & Co., who will be the initial registered holder of any series of debt securities that are issued in book-entry form.

     If we use the book-entry only form for any series of debt securities, we will not issue certificates to individual holders of the debt securities, except as set forth below or in the applicable prospectus supplement. The Depository Trust Company and its participating organizations will only show beneficial interests in, and transfers of, book-entry securities on through the records that it and its participating organizations maintain. In addition, if any holder of debt securities issued in book-entry form wants to take any action, it must instruct the participating organization through which it holds the debt securities. The participating organization must then instruct The Depository Trust Company or Cede & Co., as the registered holder of the debt securities, to take action.

     The Depository Trust Company has provided us with the following information. The Depository Trust Company is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. The Depository Trust Company holds securities that its participating organizations, or direct participants, deposit with it. The Depository Trust Company also facilitates the clearance and settlement of securities transactions among direct participants through electronic book-entries, thereby eliminating the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations, including banks, brokers, dealers and trust companies that work with a direct participant also use The Depository Trust Company's book-entry system. These organizations are referred to as indirect participants. The rules that apply to The Depository Trust Company and its participants are on file with the SEC.

     If anyone wishes to purchase, sell or otherwise transfer debt securities in book-entry form, they must do so through a direct or indirect participant. Under a book-entry format, holders of debt securities may experience some delay in their receipt of payments. Holders will not be recognized as registered holders of the debt securities and, thus, will be permitted to exercise their rights only indirectly through and subject to the procedures of direct participants and, if applicable, indirect participants.

     The absence of physical certificates may limit the ability of a holder to pledge debt securities issued in book-entry form to persons or entities that do not participate in the The Depository Trust Company system, or to otherwise act with respect to the debt securities.

     The Depository Trust Company has advised us that it will only take any action permitted to be taken by a registered holder of any debt securities at the direction of a direct participant.

     Debt securities represented by a book-entry security will be exchangeable for the debt securities in registered form with the same terms only if:

     o The Depository Trust Company notifies us that it is unwilling or unable to continue as depositary or The Depository Trust Company ceases to be a clearing agency registered under applicable law and we do not appoint a new depositary within 90 days;

     o    we determine that the global security is now exchangeable; or

     o an event of default has occurred and is continuing with respect to the debt securities.

     If any of these events occur,  The Depository  Trust Company will generally
notify  all  direct   participants  of  the   availability  of  definitive  debt
securities.

     Except as we describe in this section, a book-entry security may not be transferred except as a whole by The Depository Trust Company to its nominee or by its nominee to The Depository Trust Company or another of its nominees or to a successor depositary appointed by us.

Certain Covenants

     We must comply with the restrictive covenants in the indenture that are described below.

Definitions

     "Debt" is defined as indebtedness for money borrowed or any debt evidenced by notes, bonds, debentures or other similar documents.

     "Subsidiary" is defined as any company in which we, or one or more of our subsidiaries, own directly or indirectly at least a majority of outstanding voting stock.

     "Restricted Subsidiary" is defined as any Subsidiary (1) with substantially all of its property located in the U.S. or carrying on substantially all of its business within the U.S. and (2) which owns a Principal Property. "Restricted Subsidiary", however, does not include any Subsidiary whose primary business consists of (1) financing operations in connection with leasing and conditional sales transactions on behalf of us and our Subsidiaries, (2) purchasing accounts receivable or making loans secured by accounts receivable or inventory or (3) whose primary business is that of a finance company. As of the date of this prospectus, there are no Restricted Subsidiaries.

     "Principal Property" is defined as any building, structure or other facility, the land upon which it stands and the fixtures that are a part of it,
(1) which is used primarily for manufacturing and is located in the United States and (2) the net book value of which exceeds 3% of Consolidated Net Tangible Assets. Principal Property does not include (1) any building, structure or facility which is not of material importance to our total business or (2) any portion of a particular building, structure or facility which is not of material importance to the use or operation of that building, structure or facility.

     "Consolidated Net Tangible Assets" is defined as the total amount of assets (minus applicable reserves and deductibles) minus (1) all current liabilities, excluding (a) those which are extendible or renewable to more than 12 months after the time as of which the amount of the liability is being computed, (b) current maturities of long-term indebtedness and (c) capital lease obligations, and (2) all goodwill.

     "Attributable  Debt" with  respect to any lease is defined as the lesser of
(1) the fair value of the property subject to that lease or (2) the present value of the total net amount of rent we must pay under that lease until it expires, compounded semiannually. The net amount of rent we must pay under any lease for any period is the amount of rent payable for the period, excluding payments for maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. For any lease which we may terminate by paying a penalty, the net amount of rent includes the penalty, but no rent is included after the first date upon which the lease may be terminated.

     "Funded Debt" is defined as all indebtedness for money borrowed (1) with a maturity of more than 12 months after the date on which the amount of indebtedness is determined or (2) with a maturity that is less than 12 months but which is renewable or extendible beyond 12 months at the borrower's option.

Limitation on Liens

     The indenture prohibits us and our Restricted Subsidiaries from incurring, issuing, assuming or guaranteeing any Debt secured by any sort of lien on

     (1)  any Principal Property owned by us or a Restricted Subsidiary,

     (2)  any stock in any Restricted Subsidiary or

     (3)  or Debt of any Restricted Subsidiary,

without securing all outstanding series of debt securities equally and ratably with (or prior to) the secured Debt to be incurred, issued, assumed or guaranteed, unless the aggregate principal amount of that secured Debt together with all secured Debt which would otherwise be prohibited, plus all of our and our Restricted Subsidiaries' Attributable Debt in respect of sale and leaseback transactions which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below, would not exceed 10% of Consolidated Net Tangible Assets. The restriction described above does not apply to guarantees related to the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising in the ordinary course of business out of installment or conditional sales of merchandise, equipment or services to distributors, dealers or other customers, and other similar transactions.

     In addition, the restriction described above will not apply to Debt secured by the following:

     o liens on property, stock or Debt of any corporation existing at the time it becomes a Restricted Subsidiary;

     o liens to secure indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary;

     o liens for taxes, assessments or governmental charges or levies (a) that are not yet due and delinquent or (b) the validity of which we are contesting, or deposits to obtain the release of these liens;

     o    liens  of  materialmen,   mechanics,   carriers,  workmen,  repairmen,
          landlords or other similar liens, or deposits to obtain the release of these liens;

     o liens arising under legal process the execution or enforcement of which is stayed and which are being contested in good faith;

     o liens (a) to secure public or statutory obligations, (b) to secure payment of workmen's compensation, (c) to secure performance in connection with tenders, leases of real property, bids or contracts or
          (d) to secure (or in lieu of) surety or appeal bonds, and liens made in the ordinary course of business for similar purposes;

     o liens in favor of the United States, any state in the United States, any other country, or any governmental entity or any political subdivision thereof, to secure payments pursuant to any contract or statute or to secure any debt incurred to finance the purchase price or the cost of construction of the property subject to the lien;

     o liens on property, stock or Debt of a corporation (a) existing at the time we acquired the corporation (including corporations with which we merged or consolidated or purchased substantially all the properties
          of), (b) that secure the payment of purchase price, construction cost or improvement cost thereof or (c) that secure any Debt incurred prior to, at the time of, or within one year after we acquired the property, shares or Debt, completed the construction on or commenced commercial operation of the property for the purpose of financing the purchase price or construction cost;

     o    liens existing at the date of the indenture; and

     o any extension, renewal or replacement of any of these liens that does not increase the Debt and that is limited to all or a part of the same property, stock or Debt that secured the original lien.

     (Section 3.4)

Limitation on Sales and Leasebacks

     The indenture provides that neither we nor any Restricted Subsidiary may enter into any sale and leaseback transaction with any bank, insurance company or other lender or investor where we or the Restricted Subsidiary would lease a Principal Property for a period totalling more than three years if that Principal Property has been or will be sold within one year to that investor or lender or to any person to whom that lender or investor has made funds available on the security of that Principal Property, unless either:

     o we or any Restricted Subsidiary could create Debt secured by a lien on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to that sale and leaseback transaction without equally and ratably securing the debt securities of all series pursuant to the provisions of the covenant on limitation on liens described above; or

     o we apply within 270 days after the sale or transfer an amount equal to the greater of (1) the net proceeds of the sale of the Principal Property sold and leased back pursuant to the arrangement and (2) the fair market value of the Principal Property so sold and leased back at the time of entering into the arrangement to

          (a) the purchase of different property, facilities or equipment which has a value at least equal to the net proceeds of the sale or

          (b) the retirement of our Funded Debt (other than debt securities issued under the indenture).

     The amount to be applied to the retirement of our Funded Debt will, however, be reduced by (1) the principal amount of any debt securities issued under the indenture (or, if any of those debt securities are original issue discount debt securities, the portion of the principal amount that is due and payable with respect to those debt securities pursuant to a declaration in accordance with Section 5.1 of the indenture) delivered within 270 days after the relevant sale to the Trustee for retirement and cancellation and (2) the principal amount of Funded Debt, other than the debt securities issued under the indenture, voluntarily retired by us within 270 days after the relevant sale. We may not effect any retirement referred to in this clause by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

     (Section 3.5)

Absence of Other Restrictions

     The indenture does not contain:

     o    any restrictions on the declaration of dividends;

     o    any requirements concerning the maintenance of any asset ratio; or

     o    any requirement for the creation or maintenance of reserves.

Consolidation, Merger, Sale, Conveyance and Lease

     The indenture permits us to consolidate or merge with or into another entity, or to sell, convey or lease all or substantially all of our property to another entity only if certain conditions in the indenture are met including:

     o the successor entity, purchaser or lessee expressly assumes our obligations on the debt securities and under the indenture; and

     o we are not, or our successor is not, as the case may be, in default under any covenant or condition in the indenture immediately after giving effect to the merger, sale, conveyance or lease.

(Article Eight)

Events of Default, Waiver and Notice

     "Event of Default" when used with respect to a series of debt securities issued under the indenture will mean any of the following:

     o our failure to pay any interest on the debt securities of that series for a period of 10 days after the interest was due;

     o our failure to pay the principal or any premium on the debt securities of that series;

     o failure to deposit any sinking fund payment on the debt securities of that series;

     o failure to perform any other covenant or agreement in the indenture with respect to that series of debt securities, and the continuance of that failure for 90 days after we receive written notice of that failure from the Trustee or from the holders of at least 25% of the aggregate principal amount of the debt securities of that series;

     o acceleration of any indebtedness of ours (1) with a principal amount of more than $50,000,000, or (2) under any mortgage, indenture or other instrument that permits the incurrence by us of more than $50,000,000 of indebtedness, in either case that is not discharged, rescinded or annulled within 10 days after we receive written notice to us of this default;

     o    various events involving our bankruptcy, insolvency or reorganization;
          and

     o any other Event of Default established with respect to debt securities of that series.

(Sections 2.5 and 4.1)

     Within 90 days after the occurrence of a default, without regard to any grace periods, the Trustee will give all holders of debt securities of the affected series notice of all uncured defaults known to it. Except in the case of a default in the payment of principal, any premium or any interest or in the payment of any sinking fund installment, the Trustee may withhold notice if it in good faith determines that withholding notice is in the interest of the holders. (Trust Indenture Act)

     If an Event of Default with respect to any series of debt securities occurs and is continuing, either the Trustee or the holders of at least 25% of the aggregate principal amount of the debt securities of that series may declare the principal (or, in the case of original issue discount debt securities, the portion specified in the applicable prospectus supplement) of the debt securities of that series and any accrued interest to be due and payable immediately. Once this has happened, subject to various conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can annul the declaration of acceleration and waive the past defaults, except they cannot waive uncured defaults in the payment of principal, any premium or any interest. (Sections 4.1 and 4.9)

     We must file with the Trustee annually a written statement regarding the presence or absence of certain defaults. (Trust Indenture Act)

     If a default or an Event of Default occurs and continues, the holders of at least a majority in aggregate principal amount of the debt securities of the series may direct the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any trust or power given under the indenture to the Trustee. (Section 4.8)

     The Trustee does not have to exercise any of its rights or powers at the direction of the holders of debt securities unless the holders offer the Trustee reasonable security or indemnity against expenses and liabilities. (Section 5.1(d))

Defeasance

Defeasance and Discharge

     The indenture provides that we will be discharged from any and all obligations with respect to the debt securities of any series (other than various transfer obligations) if we deposit with the Trustee in trust money and/or U.S. government obligations which will provide enough money to pay the principal of and each installment of interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. (Section 12.2)

     We may only establish this kind of trust if, among other things, we have delivered to the Trustee an opinion of counsel stating that, due to an Internal Revenue Service ruling or a change in federal income tax law, holders of those debt securities will not recognize income, gain or loss for federal income tax purposes as a result of that deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if that deposit, defeasance and discharge had not occurred. (Section 12.4)

Defeasance of Certain Covenants and Certain Events of Default

     The indenture provides that we may choose not to comply with the covenants entitled "Limitation on Liens" and "Limitations on Sales and Leasebacks" and with Section 4.1(d) of the indenture (described above in the fourth bullet point under "Events of Default, Waiver and Notice") without triggering an Event of Default with respect to a particular series of debt securities, if we deposit with the Trustee in trust money and/or U.S. government obligations which through the payment of interest and principal will provide enough money to pay the principal of and each installment of interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. Our other obligations under the indenture and those debt securities and other Events of Default shall remain in full force and effect. (Section 12.3)

     We may only establish this kind of trust if, among other things, we have delivered to the Trustee an opinion of counsel stating that the holders of those debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of that deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if that deposit and defeasance had not occurred. (Section 12.4)

     If we exercise the option described in this section and the debt securities of the relevant series are declared due and payable because of the occurrence of any Event of Default (other than the Event of Default described above in the fourth bullet point under "Events of Default, Waiver and Notice"), the amount of money and U.S. government obligations on deposit with the Trustee will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from that Event of Default.

Changes to the Indenture

     Holders who own not less than 50% in principal amount of the outstanding debt securities of all series affected can agree to amend the indenture or the rights of the holders of those debt securities. However, no amendment without the consent of each affected holder of debt securities can change:

     o    the fixed maturity of those debt securities;

     o    the principal amount of, or premium on, those debt securities;

     o    the rate or the time of payment of interest on those debt securities;

     o    the currency of those debt securities;

     o the portion of the principal amount of original issue discount debt securities payable upon acceleration of the maturity thereof;

     o the portion of the principal amount of those debt securities provable in bankruptcy;

     o    amounts payable upon redemption of those debt securities;

     o    the overdue rate of interest on those debt securities;

     o any right of repayment at the option of the holders of those debt securities; or

     o reduce the percentage of principal amount of the those debt securities required to amend the indenture.

(Section 7.2)

     We may amend the indenture in certain circumstances without your consent to evidence our merger with another company or the replacement of the Trustee and for certain other purposes. (Section 7.1)

Concerning the Trustee

     We maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of our business.

                              Plan of Distribution

     We may sell the securities described in this prospectus

     o    to or through underwriters or dealers;

     o    directly to one or more purchasers; or

     o    through agents.

By Underwriters

     If we use underwriters in the sale of offered securities, the underwriters will acquire the offered securities for their own accounts. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the offered securities if any of the offered securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

     We may also sell securities directly. In this case, no underwriters or agents would be involved.

By Agents

     We may also sell securities through agents that we designate. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

General Information

     Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts, concessions or commissions that we pay them and any profit on their resale of the offered securities may be treated as underwriting discounts, concessions and commissions under the Securities Act of 1933. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents who participate in the sale of offered securities to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

     Except for the common stock, the offered securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom offered securities are sold by us for public offering and sale may make a market in the offered securities; but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

     In connection with an offering of the offered securities, underwriters or agents may purchase and sell the offered securities in the open market. These transactions may include over-allotment and stabilizing transactions, purchases to cover syndicate short positions created in connection with the offering and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the offered securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate short positions involve the sale by the underwriters or agents of a greater number of offered securities than they are required to purchase from us in the offering. The underwriters or agents also may impose a penalty bid which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the offered securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on any exchange on which the offered securities are traded, in the over-the-counter market or otherwise.

     If we so indicate in a prospectus supplement we will authorize underwriters or our agents to solicit offers by certain institutional investors to purchase offered securities from us which will be paid for and delivered on a future date specified in the applicable prospectus supplement. The obligations of any purchasers under these delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of any jurisdiction in the United States to which the institution is subject.

                                 Legal Opinions

     Terrence G. Linnert, Esq., who is our Senior Vice President, General Counsel and Secretary, or another of our lawyers, will issue an opinion about the validity of the offered securities. Mr. Linnert owns a number of shares of our common stock and holds options to purchase additional shares of our common stock.

     Any underwriters will be advised about the validity of the offered securities by their own legal counsel.

                                     Experts

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1998 as set forth in their report, which as to 1996 is based in part on the report of Deloitte & Touche LLP, independent auditors, and which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP also have audited our consolidated financial statements included in our Current Report on Form 8-K filed December 17, 1999, as set forth in their report, which as to 1998, 1997 and 1996 is based in part on the report of Arthur Andersen LLP, independent auditors, and as to 1996 is based in part on the report of Deloitte & Touche LLP, independent auditors, and which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance upon their reports, given on their authority as experts in accounting and auditing.

     Arthur Andersen LLP, independent auditors, have audited Coltec's consolidated financial statements and schedules for the year ended December 31, 1998 included in our Current Report on Form 8-K dated July 12, 1999, as set forth in their report which is incorporated in this prospectus by reference. Coltec's consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14. Other Expenses of Issuance and Distribution*

         Securities and Exchange Commission registration fee...........$132,000
         Printing and engraving expenses.................................50,000
         Rating agency fees.............................................400,000
         Trustee's fees...................................................5,000
         Legal fees and expense..........................................50,000
         Accounting fees and expenses....................................75,000
         Blue Sky fees and expenses......................................20,000
         Other...........................................................18,000
              Total....................................................$750,000
                                                                       ========

     *All amounts other than the registration fee are estimated.


     Item 15. Indemnification of Directors and Officers

     Under the Company's Certificate of Incorporation no member of the Board of Directors shall have any personal liability to the Company or its shareholders for damages for any breach of duty in such capacity, provided that such liability shall not be limited if a judgment or other final adjudication adverse to the Director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the Director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the Director's acts violated section 719 of the New York Business Corporation Law ("B.C.L.") (generally relating to the improper declaration of dividends, improper purchases of shares, improper distribution of assets after dissolution, or making improper loans to directors contrary to specified statutory provisions). Reference is made to Article TWELFTH of the Company's Certificate of Incorporation filed as Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1988.

     Under the Company's By-Laws, any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or served any other corporation in any capacity at the request of the Company shall be indemnified by the Company to the extent and in a manner permissible under the laws of the State of New York.

     In addition, the Company's By-Laws provide indemnification for directors and officers where they are acting on behalf of the Company where the final judgment does not establish that the director or officer acted in bad faith or was deliberately dishonest or gained a financial profit or other advantage to which he was not legally entitled. The By-Laws provide that the indemnification rights shall be deemed to be "contract rights" and continue after a person ceases to be a director or officer or after rescission or modification of the By-Laws with respect to prior occurring events. They also provide directors and officers with the benefit of any additional indemnification which may be permitted by later amendment to the B.C.L. The By-Laws further provide for advancement of expenses and specify procedures in seeking and obtaining indemnification. Reference is made to Article VI of the Company's By-Laws filed as Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1988.

     The Company has insurance to indemnify its directors and officers, within the limits of the Company's insurance policies, for those liabilities in respect of which such indemnification insurance is permitted under the laws of the State of New York.

     Reference is made to Sections 721-726 of the B.C.L., which are summarized below.

     Section 721 of the B.C.L. provides that indemnification pursuant to the B.C.L. shall not be deemed exclusive of other indemnification rights to which a director or officer may be entitled, provided that no indemnification may be made if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722(a) of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any civil or criminal action, other than a derivative action, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. With respect to derivative actions, Section 722(c) of the B.C.L. provides that a director or officer may be indemnified only against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense or settlement of such action, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and to the extent an appropriate court determines that the person is fairly and reasonably entitled to partial or full indemnification.

     Section 723 of the B.C.L. specifies the manner in which payment of such indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification may be made by the corporation only if authorized by any of the corporate actions set forth in such Section 723 (unless the corporation has provided for indemnification in some other manner as otherwise permitted by Section 721 of the B.C.L.).

         Section 724 of the B.C.L. provides that upon proper application by a director or officer, indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 of the B.C.L.

     Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers, including provision for the return of amounts paid as indemnification if any such person is ultimately found not to be entitled thereto.

     Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

     Item 16. Exhibits

     1.a Form of Underwriting Agreement relating to the Common Stock and the Preferred Stock.*

     1.b  Form of Underwriting Agreement relating to the Debt Securities.*

     1.c  Form of Distribution Agreement.*

     4.a Certificate of Incorporation of BFGoodrich with amendments filed August 4, 1997 and May 6, 1998. This exhibit was filed as Exhibit 3(A) of BFGoodrich's Annual Report on Form 10-K for the year ended December 31, 1998 and is incorporated herein by reference.

     4.b By-Laws of BFGoodrich. This exhibit was filed as Exhibit 3(B) of BFGoodrich's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and is incorporated herein by reference.

     4.c Indenture dated as of May 1, 1991 between BFGoodrich and Harris Trust and Savings Bank, as Trustee. This exhibit was filed as an exhibit to BFGoodrich's Registration Statement on Form S-3 (File No. 33-65658) and is incorporated herein by reference.

     ------------------------
*    To be filled by amendment or on Form 8-K.

     4.e Form of Fixed Rate Note. This exhibit was filed as an exhibit to BFGoodrich's Registration Statement on Form S-3 (File No. 333-03341) and is incorporated herein by reference.

     4.f Form of Floating Rate Note. This exhibit was filed as an exhibit to BFGoodrich's Registration Statement on Form S-3 (File No. 333-03341) and is incorporated herein by reference.

     4.g Rights Agreement, dated June 2, 1997, between BFGoodrich and The Bank of New York, as Rights Agent. This exhibit was filed as Exhibit 10(G) of BFGoodrich's Annual Report on Form 10-K for the year ended December 31, 1998 and is incorporated herein by reference.

     5.   Opinion re validity  of offered  securities  of  Terrence G.  Linnert,
          Esq.,   Senior  Vice  President  and  General  Counsel  and  Secretary
          (including consent) (filed herewith).

     12.  Computation of Ratio of Earnings to Fixed Charges (filed herewith).

     23.a Consent of Ernst & Young LLP, independent auditors (filed herewith).

     23.b Consent  of  Deloitte  &  Touche  LLP,   independent  auditors  (filed
          herewith).

     23.c Consent of Arthur Andersen LLP, independent auditors (filed herewith).

     23.d Consent of Terrence G. Linnert, Esq. (contained in the opinion filed as Exhibit 5).

     24   Power of Attorney (filed herewith).

     25. Form T-1 Statement of Eligibility and Qualification of Harris Trust and Savings Bank (filed herewith).


     Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina on January 20, 2000.

                                  THE B.F.GOODRICH COMPANY

                                  By:/s/ Terrence G. Linnert
                                     -----------------------
                                     Terrence G. Linnert
                                     Senior Vice President,
                                     General Counsel and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed on January 20, 2000 by the following persons in the capacities indicated.


               *                                      *
-------------------------------         -------------------------------
        (David L. Burner)                  (Laurence A. Chapman)
   Chairman of the Board, Chief          Senior Vice President and
  Executive Officer and Director          Chief Financial Officer
  (Principal Executive Officer)        (Principal Financial Officer)



               *                                      *
-------------------------------         -------------------------------
      (Robert D. Koney, Jr.)                 (Diane C. Creel)
  Vice President and Controller                  Director
  (Principal Accounting Officer)



               *                                      *
-------------------------------         -------------------------------
    (George A. Davidson, Jr.)               (James J. Glasser)
             Director                            Director



               *                                      *
-------------------------------         -------------------------------
         (Jodie K. Glore)                  (John W. Guffey, Jr.)
             Director                            Director



               *                                      *
-------------------------------         -------------------------------
       (William R. Holland)                 (David I. Margolis)
             Director                            Director



               *                                      *
-------------------------------         -------------------------------
       (Douglas E. Oleson)                (Richard de J. Osborne)
             Director                            Director



               *                                      *
-------------------------------         -------------------------------
     (Alfred M. Rankin, Jr.)                  (Robert H. Rau)
             Director                            Director



               *                                      *
-------------------------------         -------------------------------
        (James R. Wilson)                    (A. Thomas Young)
             Director                            Director





     *The undersigned, as attorney-in-fact does hereby sign this Registration Statement on behalf of each of the officers and directors indicated above.

     /s/ Terrence G. Linnert
     -----------------------
         Terrence G. Linnert




                                  EXHIBIT INDEX


                                                                                     Pagination
                                                                                         by
                                                                                      sequential
Exhibit                            Exhibit                                             number
Number                             Description                                           system
-------                            -----------                                       ------------


1.a Form of Underwriting Agreement relating to the Common Stock and the Preferred Stock.*

1.b  Form of Underwriting Agreement relating to the Debt Securities.*

1.c  Form of Distribution Agreement.*

4.a  Certificate of  Incorporation of BFGoodrich with amendments filed August 4,
     1997  and  May  6,  1998.  This  exhibit  was  filed  as  Exhibit  3(A)  of
     BFGoodrich's  Annual  Report on Form 10-K for the year ended  December  31,
     1998 and is incorporated herein by reference.

4.b  By-Laws  of  BFGoodrich.   This  exhibit  was  filed  as  Exhibit  3(B)  of
     BFGoodrich's  Quarterly Report on Form 10-Q for the quarter ended March 31,
     1998 and is incorporated herein by reference.

4.c  Indenture  dated as of May 1, 1991 between  BFGoodrich and Harris Trust and
     Savings Bank, as Trustee. This exhibit was filed as an exhibit to BFGoodrich's Registration Statement on Form S-3 (File No. 33-65658) and is incorporated herein by reference.

4.e Form of Fixed Rate Note. This exhibit was filed as an exhibit to BFGoodrich's Registration Statement on Form S-3 (File No. 333-03341) and is incorporated herein by reference.

4.f Form of Floating Rate Note. This exhibit was filed as an exhibit to BFGoodrich's Registration Statement on Form S-3 (File No. 333-03341) and is incorporated herein by reference.

4.g  Rights Agreement,  dated June 2, 1997,  between  BFGoodrich and The Bank of
     New York,  as Rights  Agent.  This  exhibit  was filed as Exhibit  10(G) of
     BFGoodrich's  Annual  Report on Form 10-K for the year ended  December  31,
     1998 and is incorporated herein by reference.

5. Opinion re validity of offered securities of Terrence G. Linnert, Esq., Senior Vice President, General Counsel and Secretary (including consent)
     (filed herewith).

12.  Computation of Ratio of Earnings to Fixed Charges (filed herewith).

23.a Consent of Ernst & Young LLP, independent auditors (filed herewith).

23.b Consent of Deloitte & Touche LLP, independent auditors (filed herewith).

23.c Consent of Arthur Andersen LLP, independent auditors (filed herewith).

23.d Consent of Terrence G.  Linnert,  Esq.  (contained  in the opinion filed as
     Exhibit 5).

24   Power of Attorney (filed herewith).

25.  Form T-1 Statement of  Eligibility  and  Qualification  of Harris Trust and
     Savings Bank (filed herewith).


------------------------
*    To be filed by amendment or on Form 8-K.
